UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2010

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2010, CoBiz Financial Inc. (the “Company”) entered into an employment agreement (“Agreement”) with N. Bruce Callow.  Pursuant to the terms and conditions of the Agreement:

•                  Mr. Callow will serve as Executive Vice President — Wealth Management.

•                  Mr. Callow will earn a monthly base salary of $22,917.28.

•                  Mr. Callow is entitled to continue to participate in certain incentive and benefit plans as outlined in the Agreement.

•                  All benefits provided in the Agreement will be construed and interpreted in a manner consistent with the Emergency Economic and Stabilization Act of 2008 at all times that the U.S. Treasury Department maintains any debt or equity investment in the Company.

The foregoing description is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is attached to this Form 8-K as exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

10.1     Employment agreement dated August 3, 2010 between N. Bruce Callow and CoBiz Financial Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)
Date:	August 4, 2010

/s/ Troy Dumlao
Troy Dumlao
SVP & CAO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment agreement effective August 3, 2010 between N. Bruce Callow and CoBiz Financial Inc.